UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

YieldMax AI Option Income Strategy ETF

YieldMax ROKU Option Income Strategy ETF

YieldMax SNOW Option Income Strategy ETF

YieldMax ZM Option Income Strategy ETF

YieldMax ADBE Option Income Strategy ETF

YieldMax NKE Option Income Strategy ETF

YieldMax ORCL Option Income Strategy ETF

YieldMax INTC Option Income Strategy ETF

YieldMax BIIB Option Income Strategy ETF

YieldMax BA Option Income Strategy ETF

YieldMax TGT Option Income Strategy ETF

NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 130 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001387131-23-012010) on October 6, 2023, which is incorporated herein by reference.

The Trust currently consists of 56 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
YieldMax AI Option Income Strategy ETF	93-3740007
YieldMax ROKU Option Income Strategy ETF	93-3619033
YieldMax SNOW Option Income Strategy ETF	93-3544781
YieldMax ZM Option Income Strategy ETF	93-3737171
YieldMax ADBE Option Income Strategy ETF	93-3500237
YieldMax NKE Option Income Strategy ETF	93-3566854
YieldMax ORCL Option Income Strategy ETF	93-3714465
YieldMax INTC Option Income Strategy ETF	93-3522497
YieldMax BIIB Option Income Strategy ETF	93-3686497
YieldMax BA Option Income Strategy ETF	93-3664204
YieldMax TGT Option Income Strategy ETF	93-3642102

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Second Amended and Restated Declaration of Trust, adopted as of November 10, 2022, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 28, as filed with the SEC on November 14, 2022.
D.	Registrant’s Amended and Restated By-Laws, effective as of November 10, 2022, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 28, as filed with the SEC on November 14, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

October 10, 2023

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President